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                                                              EXHIBIT 23.03


                                 [Letterhead]



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Denver, Colorado,
 February 5, 1997.